As filed with the Securities and Exchange Commission on February 24, 2015

Registration No. 333- 202169

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LAWSON PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware		36-2229304
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631 (773) 304-5050
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Neil Jenkins Executive Vice President, Secretary and General Counsel 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631 Telephone: (773) 304-5050
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Heidi Steele McDermott Will & Emery LLP 227 West Monroe Street, Suite 4700 Chicago, IL 60606 Telephone: (312) 372-2000

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Primary Offering:
Debt Securities	—	—	—	—
Common Stock	—	—	—	—
Preferred Stock	—	—	—	—
Warrants to Purchase Debt Securities	—	—	—	—
Warrants to Purchase Common Stock or Preferred Stock	—	—	—	—
Depositary Shares(3)	—	—	—	—
Stock Purchase Contracts	—	—	—	—
Stock Purchase Units	—	—	—	—
Total Primary Offering(4)	$100,000,000		$$100,000,000	$11,620(5)
Secondary Offering of Common Stock	2,786,473 shares	$24.89(6)	$91,158,380(6)	$10,593(7)
Total Registration Fee				$22,213(7)

(1)		Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, or the Securities Act (the “Securities Act”), with respect to the primary offering, the securities registered hereunder include such indeterminate number of shares of common stock, preferred stock, warrants, depositary shares, stock purchase contracts and units and principal amount of debt securities as may be issued upon conversion or exchange of any common stock, preferred stock, warrants, depositary shares, stock purchase contracts or units or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.
(2)		The proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time in connection with the issuance by the Registrant of the securities registered hereunder in the primary offering and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)		Represents depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement. In the event the Registrant issues fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to purchasers of such fractional interests, and such shares of preferred stock will be issued to a depositary under the terms of a deposit agreement.

(4)	Any securities registered hereunder with respect to the primary offering may be sold separately or as units or stock purchase contracts with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued by the Registrant from time to time pursuant to this Registration Statement exceed $100,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act with respect to the primary offering.
(6)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s common stock on the Nasdaq Stock Market on February 17, 2015 multiplied by the 3,662,450 shares of common stock originally registered in the secondary offering of common stock.
(7)	The fee of $10,593 with respect to the secondary offering of common stock was paid in connection with the initial filing of this registration statement on February 19, 2015. This registration statement originally registered 3,662,450 shares of common stock, which number has been reduced to 2,786,473 shares by virtue of this Amendment. No additional filing fee is being paid in connection with the reduction of shares being registered.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 24 , 2015

PROSPECTUS

LAWSON PRODUCTS, INC.

Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units

2,786,473 Shares of Common Stock Offered by Selling Stockholders

______________________

From time to time, we may sell up to an aggregate of $100,000,000 of any combination of the securities described in this prospectus. We will specify the terms of any offering of securities by us in a prospectus supplement.

In addition, the selling stockholders identified in this prospectus may from time to time offer and sell up to an aggregate of 2,786,473 shares of our common stock in one or more transactions. Unless otherwise stated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of shares offered by the selling stockholders.

We and the selling stockholders may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents, in one or more public or private transactions, or through any other means described in the section of this prospectus titled “Plan of Distribution.” The securities may be offered at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering.

You should read this prospectus, any prospectus supplement and the information incorporated by reference herein or therein carefully before you invest.

Our common stock is quoted and traded on The NASDAQ Global Select Market under the symbol “LAWS.” On February 23 , 2015, the last reported sale price of our common stock on The NASDAQ Global Select Market was $25.50 . The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Global Select Market or any securities market or exchange of the securities covered by the prospectus supplement.

______________________

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 1 of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approFved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________________

The date of this prospectus is ________________, 2015

Table of Contents

THE COMPANY	1
RISK FACTORS	1
FORWARD-LOOKING STATEMENTS	2
RATIO OF EARNINGS TO FIXED CHARGES	3
USE OF PROCEEDS	4
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	8
DESCRIPTION OF WARRANTS	11
DESCRIPTION OF DEPOSITARY SHARES	12
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	14
SELLING STOCKHOLDERS	14
BOOK-ENTRY ISSUANCE	16
PLAN OF DISTRIBUTION	17
WHERE YOU CAN FIND MORE INFORMATION	19
INCORPORATION OF INFORMATION BY REFERENCE	20
LEGAL MATTERS	20
EXPERTS	20
i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. In addition, the selling stockholders named in this prospectus may from time to time sell up to 2,786,473 shares of our common stock in one or more transactions.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus or any prospectus supplement.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or a document that is incorporated or deemed incorporated by reference in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the applicable prospectus supplement.

The terms “Lawson,” “Lawson Products,” the “Company,” “we,” “us,” and “our” refer to Lawson Products, Inc.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

THE COMPANY

Lawson Products is an industrial distributor of approximately 300,000 maintenance and repair products. Lawson Products serves the industrial, commercial, institutional and government maintenance, repair and operations (“MRO”) market. The Company ships products to customers in all 50 states, Puerto Rico, Canada, Mexico and the Caribbean from five strategically located distribution centers in North America. Under its Kent Automotive brand, the Company supplies products to collision and mechanical repair shops as well as automotive OEMs.

The Company was founded in 1952 in Illinois and incorporated in Delaware in 1972.

Each prospectus supplement may include additional information about us.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and in any prospectus supplement, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in any prospectus supplement as well as in “Part I, Item 1A. Risk Factors” in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our quarterly reports on Form 10-Q filed subsequent to such Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects and the market price of our shares and any other securities we may issue. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, results of operations and prospects and the market price of our shares and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

FORWARD-LOOKING STATEMENTS

Information both included and incorporated by reference in this prospectus and in any prospectus supplement may contain forward-looking statements, concerning, among other things, our outlook, financial projections and business strategies, all of which are subject to risks, uncertainties and assumptions. These forward-looking statements are identified by the use of terms such as “intend,” “plan,” “may,” “should,” “will,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “continue,” “potential,” “opportunity,” “project” and similar terms. These statements are based on certain assumptions and analyses that we believe are appropriate under the circumstances. Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may differ materially from those indicated in these statements. We cannot guarantee that we will achieve these plans, intentions or expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Factors that may impact forward-looking statements include, without limitation:

•	A downturn in the economy;
•	Our inability to fund our operating and working capital needs through available cash generated from operations and our loan agreement;
•	Any noncompliance with the covenant requirements of our loan agreement;
•	Inventory obsolescence;
•	Work stoppages and other disruptions at transportation centers or shipping ports impairing our ability to obtain inventory and make deliveries to our customers;
•	Changes in our customers, product mix and pricing pressure;
•	Increases in energy costs and the cost of raw materials used in our products;
•	Disruptions of our information and communication systems;
•	Cyber attacks or other information security breaches;
•	The inability to successfully recruit, integrate and retain productive sales representatives;
•	Failure to retain talented employees, managers and executives;
•	The inability of management to successfully implement changes in operating processes;
•	We are unable to compete effectively with our competitors;
•	Changes in laws that affect governmental and other tax-supported entities;
•	Noncompliance with Federal, state or local environmental protection regulations; and
•	Changes in taxation rules and policies.

We are affected by other factors identified in our filings with the Securities and Exchange Commission, some of which are set forth in the section entitled “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in “Part II, Item 1A. Risk Factors,” in our quarterly reports on Form 10-Q filed subsequent to such Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Exchange Act. Although we have attempted to list these important factors, we also wish to caution investors that other factors may prove to be important in the future in affecting our operating results. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact each factor or combination of factors may have on our business.

These risks and uncertainties, along with the risk factors discussed under “Risk Factors” in this prospectus and in any prospectus supplement, should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any prospectus supplement. All forward-looking statements speak only as of the date they are made and we undertake no obligation to update any forward-looking statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of computing these ratios, earnings consists of pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance premiums, discounts and issuance costs) and the interest portion of rental expense. You should read these ratios in connection with our consolidated financial statements and accompanying notes included in our reports that we file with the SEC.

	2014 (1)	2013 (2)	2012 (3)	2011 (4)	2010 (5)

Earnings (Loss)	(4,535,000)	(5,370,000)	(44,570,000)	(5,436,000)	16,994,000
Fixed Charges(6)	1,299,000	1,752,000	1,528,000	920,000	815,000
Earnings to Fixed Charges	(na)	(na)	(na)	(na)	20.9x

Coverage Deficit on Fixed Charges	4,535,000	5,370,000	44,570,000	5,436,000	---

(1)	The 2014 loss includes a $3.0 million impairment charge related to the Reno, Nevada, distribution center.
(2)	The 2013 loss includes a $2.9 million charge related to the sub-lease of a portion of the leased headquarters and a $0.4 million benefit from the resolution of an employment tax matter.
(3)	The 2012 loss includes a goodwill impairment charge of $28.3 million, a $3.9 million charge related to discontinuing certain products and a $3.7 million gain on the sale of assets.
(4)	The 2011 loss includes a $1.2 million provision for the estimated cost of settling an employment tax matter.
(5)	The 2010 earnings include a $4.1 million benefit from legal settlements and a $1.7 million gain on sale of assets.
(6)	Includes estimate of interest within operating leases that was calculated under the assumption that 30% of operating lease expense is representative of interest costs.

As of the date of this prospectus, we have no shares of preferred stock outstanding, and consequently, our ratio of earnings to combined fixed charges and preferred share dividends and ratio of earnings to fixed charges would be identical.

For further information on these ratios, see Exhibit 12.1, “Computation of Ratio of Earnings to Fixed Charges,” filed with Registration Statement of which this prospectus is a part.

1

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities by the Company will be used for general corporate purposes, which may include working capital, capital expenditure, other corporate expenses and acquisitions of complementary products, technologies and businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. The debt securities will be our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior debt indenture, and subordinated debt securities will be issued under a subordinated debt indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and the description thereof contained in the prospectus supplement.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	The title or designation;
•	Any limit on the principal amount that may be issued;
•	Whether or not we will issue the series of debt securities in global form, the terms and the Depositary;
•	The maturity date;
•	The annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	Whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	The terms of the subordination of any series of subordinated debt;
•	The place where payments will be payable;
•	Our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	The date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
2

•	The date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•	Whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•	Whether we will be restricted from incurring any additional indebtedness;
•	A discussion on any material or special U.S. Federal income tax considerations applicable to the debt securities;
•	The denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
•	Any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of our assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

The following may be events of default under the indentures with respect to any series of debt securities that we may issue:

•	If we fail to pay interest when due and our failure continues for a period of thirty (30) days and the time for payment has not been extended or deferred;
•	If we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•	If we fail to observe or perform any other covenant contained in the debt securities or the indentures (other than defaults under the first two bullets or related to a covenant specifically relating to another series of debt securities) and our failure continues for a period of ninety (90) days after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	If specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately; provided that if an event of bankruptcy, insolvency or reorganization occurs, such amounts shall automatically become due and payable without any declaration or other action on the part of the trustee or any holder.

3

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	The direction given by the holder is not in conflict with any law or the applicable indenture;
•	Th e indenture trustee may take any proper action which is not inconsistent with such direction; and
•	Subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	The holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;
•	The holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and
•	The indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	To fix any ambiguity, defect or inconsistency in the indenture; and
•	To change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

4

•	Changing the fixed maturity of the series of debt securities or any installment of principal of or interest on any series of debt securities;
•	Reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or
•	Reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	Register the transfer or exchange of debt securities of the series;
•	Replace stolen, lost or mutilated debt securities of the series;
•	Maintain paying agencies;
•	Hold monies for payment in trust;
•	Compensate and indemnify the indenture trustee; and
•	Appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depositary Trust Company or another Depositary named by us and identified in a prospectus supplement with respect to that series. See “Book-Entry Issuance” for a further description of the terms relating to any book-entry securities.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be required for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

5

If we elect to redeem the debt securities of any series, we will not be required to:

•	Issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	Register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Regarding the Indenture Trustee

We will name the indenture trustee for debt securities issued under the applicable indenture in the applicable supplement to this prospectus and, unless otherwise indicated in a prospectus supplement, the indenture trustee will also act as Transfer Agent and Paying Agent with respect to the debt securities. The indenture trustee may be removed at any time with respect to the debt securities of any series by act of the holders of a majority in principal amount of the outstanding debt securities of such series delivered to the indenture trustee and to us.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following summary is a description of the material terms of our capital stock. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the Delaware General Corporation Law (“DGCL”) and our certificate of incorporation and bylaws, each as amended. You are urged to read those documents carefully. Copies of our certificate of incorporation and bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

6

Authorized Capitalization

We are currently authorized to issue 35,000,000 shares of common stock, $1.00 par value per share, and 500,000 shares of preferred stock, $1.00 par value per share. Each share of our common stock has the same relative rights with each other share of our common stock. On January 31, 2015, there were 8,706,467 shares of our common stock outstanding. There are no shares of preferred stock outstanding.

Common Stock

Issuance of Common Stock. Shares of common stock may be issued from time to time as our board shall determine and on such terms and for such consideration as shall be fixed by the board. The authorized number of shares of common stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Dividends and Rights Upon Liquidation. After the requirements with respect to preferential dividends on preferred stock, if any, are met, the holders of our outstanding common stock are entitled to receive dividends out of assets legally available at the time and in the amounts as the board may from time to time determine. Our common stock is not convertible or exchangeable into other securities. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive the assets that are legally available for distribution on a pro rata basis, after payment of all of our debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding. The Company does not currently pay a dividend on its common stock.

Voting Rights. The holders of the common stock are entitled to vote at all meetings of the stockholders and are entitled to cast one vote for each share of common stock held by them respectively and standing in their respective names on the books of the Company. Each stockholder is entitled to cumulative voting with respect to the election of directors which entitles stockholders to add all of the votes they have for directors and cast such votes for any single director or distribute them among directors.

Preemptive Rights. Holders of our common stock do not have preemptive rights with respect to any shares that may be issued. Shares of our common stock are not subject to redemption.

Business Combinations. The Company’s Certificate of Incorporation requires (i) the affirmative vote of holders of not less than 75% of the voting power of the Company to approve any merger, any sale of the Company or substantially all of its assets or the issuance of any securities in exchange for assets having a value equal or greater to 5% of the assets of the Company in a transaction with a stockholder holding 10% or more of our common stock (the “10% stockholder”) and (ii) the approval of such transaction by holders of a majority of the voting power not owned by the 10% stockholder. The above requirements do not apply to (y) transactions approved by two-thirds of the directors who are not representatives or affiliates of the 10% stockholder or, (z) a transaction if the Board of Directors has approved a memorandum of understanding at the time such other entity becomes a 10% stockholder.

Relevant Provisions of the Delaware Business Corporation Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

7

•	Board of Directors Vacancies . Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•	Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board is classified into three classes of directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•	Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated bylaws further provide that special meetings of our stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer or our president, or the request of three directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•	Business Combinations. The Company’s Certificate of Incorporation requires (i) the affirmative vote of holders of not less than 75% of the voting power of the Company to approve any merger, any sale of the Company or substantially all of its assets or the issuance of any securities in exchange for assets having a value equal or greater to 5% of the assets of the Company in a transaction with a stockholder holding 10% or more of our common stock stockholder (the “10% stockholder”) and (ii) the approval of such transaction by holders of a majority of the voting power not owned by the 10% stockholder. The above requirements do not apply to (y) transactions approved by two-thirds of the directors of the Company who are not representatives or affiliates of the 10% stockholder or, (z) to a transaction if the Board of Directors has approved a memorandum of understanding at the time such other entity becomes a 10% stockholder. This provision might deter a potential acquirer from investing in our securities.

•	Amendment of Charter Provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation would require approval by holders of at least seventy-five percent (75%) of our then outstanding voting power.

•	Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

•	Choice of Forum. Our amended and restated certificate of incorporation provides that a state or federal court located within the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty by any director, officer or other employee, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, or any action asserting a claim against us that is governed by the internal affairs doctrine.

8

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, 2 North LaSalle Street, Chicago, Illinois 60602, and its telephone number is (800) 446-2617.

Listing

Our common stock is listed on the Nasdaq Stock Market under the symbol “LAWS”.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. The following statements with respect to the warrants are summaries of, and subject to, the detailed provisions of a warrant agreement to be entered into by the Company and a warrant agent to be selected at the time of issue (the “warrant agent”), a form of which will be filed with the SEC.

General

The warrants, evidenced by warrant certificates, may be issued under the warrant agreement independently or together with any securities offered by any prospectus supplement and may be attached to or separate from such securities. If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	The offering price, if any;
•	If applicable, the designation, aggregate principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;
•	If applicable, the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;
•	If applicable, the number of shares of preferred stock or common stock purchasable upon exercise of each warrant and the initial price at which such shares may be purchased upon exercise;
•	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	If applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	The date on which the right to exercise the warrants shall commence and the date on which such right shall expire;
•	Federal income tax consequences;
•	Call provisions of such warrants, if any;
•	Anti-dilution provisions of the warrants, if any;
•	Whether the warrants represented by the warrant certificates will be issued in registered or bearer form; and
9

•	Any additional or other terms, procedures, rights, preferences, privileges, limitations and restrictions relating to the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The shares of preferred stock or common stock issuable upon the exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the depositary shares that we may offer under this prospectus. The following statements with respect to the depositary shares and depositary receipts are summaries of, and subject to, the detailed provisions of a deposit agreement to be entered into by the Company and a depositary to be selected at the time of issue (the “depositary”) and the form of depositary receipt. The form of deposit agreement and the form of depositary receipt will be filed with the SEC.

General

We may, at our option, elect to issue fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, we may elect to have a depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the prospectus supplement relating to a particular series of preferred stock, of a share of a particular series of preferred stock as described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of an offering of the preferred stock.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of preferred stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock, but holders of such whole shares will not after the exchange be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make

10

distribution of the property. In that case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock redeemed by us. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to the record holders of the depositary shares relating to such preferred stock all reports and communications from us which are delivered to the depositary.

Neither we nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

11

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as a part of units (“stock purchase units”) consisting of a stock purchase contract and either (i) senior debt securities or subordinated debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in certain circumstances we may deliver newly issued prepaid stock purchase contracts (“prepaid securities”) upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Certain material United States Federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement relating thereto.

SELLING STOCKHOLDERS

We are registering the resale from time to time by the selling stockholders of up to 2,786,473 shares of our common stock in one or more offerings.

The following table sets forth the number of shares of our common stock being offered by the selling stockholders. The selling stockholders are not making any representation that any shares of our common stock currently held by the selling stockholders will be offered for sale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of any shares of our common stock currently held by the selling stockholders. The following table assumes that all of the shares of our common stock currently held by the selling stockholders being registered pursuant to this prospectus will be sold and that no acquisitions by the selling stockholders of additional shares of common stock will take place.

The selling stockholders are members of the Port family (collectively referred to as the “selling stockholders”). The selling stockholders acquired the shares of common stock owned by them directly from Sidney L. Port, the Company’s founder, who acquired the shares directly from the Company.

We do not know if, when or in what amounts the selling stockholders may offer their shares for sale. The selling stockholders may sell some, all or none of the shares held by them. Because the number of shares the selling stockholders may offer and sell is not presently known, we cannot estimate the number of shares that will continue to be held by the selling stockholders. The table, however, presents the maximum number of shares of common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock held by each selling stockholder, assuming no acquisitions of additional shares of common stock take place.

Beneficial ownership is determined in accordance with Rule 13d-3(d) of the Securities Exchange Act of 1934 and includes voting or investment power with respect to our common stock. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of our common stock beneficially owned by them. Ron Port is the Chairman of the Board of the Company and James Errant is a director of the Company.

12

Name of Selling Stockholder	Beneficial Ownership Prior to the Offering			Beneficial Ownership Following the Offering

	Number of Shares	Percentage of Outstanding Common Stock (1)	Number of Shares Being Offered	Number of Shares
Trusts for the benefit of Ron Port’s family(2)	1,399,436	16.1%	1,399,436	--
Jenna Walsh(3)(4)	452,649	5.2%	452,649	--
Samantha Borstein(4)(5)	439,648	5.1%	439,648	--
James S. Errant(6)	494,740	5.7%	494,740	--

*				Less than 0.1%
(1)				Applicable percentage ownership is based on 8,706,467 shares of common stock outstanding as of January 31, 2015, together with securities exercisable or convertible into shares of common stock within 60 days of such date.
(2)				Includes 1,269,678 shares owned by trust established for the benefit of Dr. Port and his family. Dr. Port and Charles Levun are co-trustees of these trusts, and accordingly share voting and dispositive with regard to those shares. The address of this stockholder is c/o Levun, Goodman & Cohen, LLP, 500 Skokie Blvd., Suite 650, Northbrook, Illinois 60062.
(3)				Includes 437,989 shares of common stock held as co-trustee of the Jenna Walsh Exempt Trust. Jenna Walsh is the daughter of James Errant. The address of this stockholder is 666 Dundee Road, Suite 1701, Northbrook, Illinois 60062.
(4)				James Gardner is the co-trustee of the Samantha E. Borstein Exempt Trust (437,988 shares) and the Jenna Walsh Exempt Trust (437,989 shares), Samantha Borstein is co-trustee of the Samantha E. Borstein Trust and Jenna Walsh is co-trustee of the Jenna Walsh Exempt Trust. Mr. Gardner has no monetary interest in the shares held by the trusts.
(5)				Includes 437,988 shares of common stock held as co-trustee of the Samantha E. Borstein Exempt Trust. Samantha Borstein is the daughter of James Errant. The address of this stockholder is 666 Dundee Road, Suite 1701, Northbrook, Illinois 60062.
(6)				Consists of 24,652 shares held directly by James Errant and 470,088 shares owned by trusts for the benefit of Mr. Errant’s family. Mr. Errant is the sole trustee of these trusts. The address of this stockholder is 8770 Bryn Mawr, Chicago, Illinois 60631.

13

BOOK-ENTRY ISSUANCE

Unless otherwise indicated in a prospectus supplement, the debt securities of a series offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), which will act as depository, and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

DTC has advised us that it is:

•	A limited-purpose trust company organized under the New York Banking Law;
•	A “banking organization” within the meaning of the New York Banking Law;
•	A member of the Federal Reserve System;
•	A “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	A “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants’ accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants’ accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	Be entitled to have the securities registered in their names; or
•	Receive or be entitled to receive physical delivery of certificated securities in definitive form.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each global security (“beneficial owner”) is in turn recorded on the direct and indirect participants’ records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

14

To facilitate subsequent transfers, the securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments, if any, on the securities will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to direct participants is DTC’s responsibility, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or, if applicable, the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION

The Company and the selling stockholders may sell the securities in one or more of the following ways (or in any combination thereof) from time to time:

•	Through underwriters or dealers;
•	Directly to one or more purchasers;
•	Through agents;
•	Through a block trade, in which a broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; or
15

•	Through any other methods described in a prospectus supplement.

The applicable prospectus supplement will state the terms of the offering of any securities, including:

•	The name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them;
•	The purchase price of such securities and the net proceeds to be received by the Company;
•	Any discounts, commissions, agency fees, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any;
•	Any public offering price;
•	Any delayed delivery arrangements; and
•	Any securities exchanges on which the securities may be listed.

Any public offering price and any discounts, commissions or concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Securities may also be sold in one or more of the following transactions, or in any transactions described in a prospectus supplement:

•	Block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;
•	Purchase by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	A special offering, an exchange distribution or a secondary distribution in accordance with the rules of any exchange on which the securities are listed;
•	Ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	Sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or
•	Sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities we sell by any of the methods described above may be sold to the public, in one or more transactions, either:

•	At a fixed public offering price or prices, which may be changed;
•	At market prices prevailing at the time of sale;
•	At prices related to prevailing market prices; or
•	At negotiated prices.

We or the selling stockholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or the selling stockholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

16

We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from the Company, if applicable, at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these contracts.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

We or the selling stockholders may also make sales through the Internet or through other electronic means. Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may engage in transactions with, or perform services for the Company and its affiliates in the ordinary course of business.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. Our public filings also are available to the public from commercial document retrieval services and may be obtained without charge at the SEC’s website at www.sec.gov. Our filings with the SEC are also available on our website at www.merge.com. The information on our website is

17

not incorporated by reference in this prospectus or our other securities filings and you should not consider it a part of this prospectus or our other securities filings.

As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the Public Reference Room maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC’s website.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information by referring to another document or information filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information amended or superseded by information contained in, or incorporated by reference into, this prospectus. This prospectus incorporates by reference the documents and information set forth below that we have previously filed (but not furnished) with the SEC. These documents contain important information about us and our financial condition.

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2014;
•	The Company’s Current Report on Form 8-K dated January 15, 2015;
•	The Company’s s Proxy Statement on Schedule 14A, as filed with the SEC on March 31, 2014 (other than such information that is included in the proxy statement but not deemed to be filed with the SEC);
•	The description of the Company’s common stock set forth in the Company’s Registration Statement on Form 8-A, as filed with the SEC, including all amendments and reports filed for the purpose of updating such description.

The Company does not incorporate portions of any document that is either (a) described in paragraphs (d)(1) through (3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (b) furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. The Company hereby incorporates by reference all future filings by the Company made pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

The Company will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Corporate Secretary, Lawson Products, Inc., 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631, telephone: (773) 304-5050.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with the securities will be passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 incorporated by reference in this Prospectus have been so

18

incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of the Company for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein and incorporated by reference in this prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

19

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the distribution of the securities being registered, other than underwriting compensation, are as set forth in the following table:

SEC Registration Fee	$ 22,213
Printing and Engraving Expenses	10,000
Legal Fees and Expenses	75,000 *
Accounting Fees and Expenses	30,000 *
Miscellaneous	25,000 *
Total	$ 162,213

* Estimated to nearest thousand U.S. dollars.

Item 15. Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers in addition to the indemnification provided for in its amended and restated certificate of incorporation and amended and restated bylaws, and the Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits and Financial Statement Schedules

Exhibits

1.1*	Form of Underwriting Agreement for Equity Securities
1.2*	Form of Underwriting Agreement for Debt Securities and Related Warrants

20

1.3*	Form of Underwriting Agreement for Stock Purchase Contracts and Stock Purchase Units
3.1	Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1988)
3.2	Amended and Restated By-laws of the Registrant (incorporated herein by reference to the Registrant’s Current Report on Form 8-K dated October 20, 2009)
4.1+	Form of Indenture for Senior Debt
4.2+	Form of Indenture for Subordinated Debt Securities
4.3	Lawson Products, Inc. 2009 Equity Compensation Plan (incorporated by reference to Appendix A to the definitive proxy statement on Schedule 14A for the 2014 Annual Meeting of Stockholders filed March 28, 2014)
4.8*	Form of Debt Security
4.9*	Form of Deposit Agreement
4.10*	Form of Depositary Receipt
4.11*	Form of Stock Warrant Agreement
4.12*	Form of Debt Warrant Agreement
4.13*	Form of Stock Purchase Contract
4.14*	Form of Stock Purchase Unit
5.1+	Opinion of McDermott Will & Emery LLP (incorporated herein by reference to Exhibit 5.1 to the Registrant’s Form S-3 filed February 19, 2015)
12.1 +	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Registrant’s Form S-3 filed February 19, 2015)
23.1+ 23.2 +

Consent of BDO USA, LLP (incorporated herein by reference to Exhibit 23.1 to the Registrant’s Form S-3 filed February 19, 2015)

Consent of Ernst & Young LLP (incorporated herein by reference to Exhibit 23.2 to the Registrant’s Form S-3 filed February 19, 2015)

23.4+	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 5.1)
24+	Powers of Attorney (included on the signature pages of initial registration statement)
25***	Statement of Eligibility of the Trustee on Form T-1 with respect to the Indentures for Senior Debt Securities and Subordinated Debt Securities

*	To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
**	Filed herewith.
***	To be filed separately under the electronic form type 305B2, if applicable.
+	Previously filed.
21

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
	(2)	That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
	(4)	That, for the purpose of determining liability under the Securities Act to any purchaser,
(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

22

		(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
	(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser,
		(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;
		(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
		(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

23

(d)	(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.
	(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(e)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

24

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 24 , 2015.

LAWSON PRODUCTS, INC.

By:	/s/ Ronald J. Knutson
Name:	Ronald J. Knutson
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Lawson Products, Inc., hereby severally constitute and appoint Neil Jenkins and Ronald J. Knutson, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (in each case, including, without limitation, any post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Lawson Products, Inc. To comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statements and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on February 24, 2015.

Signature	Title

*	President and Chief Executive Officer, Director (principal executive officer)
Michael G. DeCata

/s/ Ronald J. Knutson	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)
Ronald J. Knutson

*	Director
Andrew B. Albert

*	Director
I. Steven Edelson

*	Director
James S. Errant

*	Director
Lee S. Hillman

25

*	Director
Ronald B. Port, M.D.

*	Director
Thomas S. Postek
*	Director
Wilma J. Smelcer

*/s/ Ronald J. Knutson
Attorney-in-Fact

26